EXHIBIT 10.44
Modification #1 to
LINE OF CREDIT NOTE AND AGREEMENT
Between Infinite Group, Inc. and Harry A. Hoyen
Dated December 28, 2017

This MODIFICATION AGREEMENT is made as of December 28, 2017 between Infinite Group, Inc., a Delaware corporation with offices at 175 Sully’s Trail, Suite 202, Pittsford, NY 14534 (“Borrower”) and Harry A. Hoyen, an individual with an address at 12608 Cedar Road, Cleveland Heights, OH 44106 (the "Lender").

WHEREAS, the Borrower and Lender have executed a line of credit note and agreement in the principal amount of up to $75,000 dated September 21, 2017 (“Note”); and

WHEREAS, the parties desire to modify the terms and conditions of the Note as follows:

NOW, THEREFORE, the parties agree as follows:

1)
The Note dated September 21, 2017 is modified to delete the section FEE, with the effect that the shares stated in this section shall never have been issued by the Borrower;

2)
Further the section FEE dated September 21, 2017 shall be replaced as follows.
FEE: In consideration for providing this financing, Borrower shall grant to Lender a stock option to purchase a total of 400,000 shares of the Company's Common Stock, par value $.001 per share at $.04 (four cents) per share. Such option shall become fully vested and exercisable on the grant date, December 28, 2017. This option shall expire on January 2, 2023.

3)
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law principles. With respect to any matters that may be heard before a court of competent jurisdiction, the parties consent to the jurisdiction and venue of the courts of Monroe County, New York or of any federal court located in the Western District of New York.

4)
Except as modified by this Agreement, all the terms, covenants and conditions of the Note shall remain the same.

IN WITNESS WHEREOF, Borrower and Lender have caused this Modification #1 to the Note to be executed as of this date, December 28, 2017, and delivered as set forth above.

Infinite Group, Inc.

By: __/s/ James Villa_______________________________

James Villa, President

Harry A. Hoyen

By: __/s/ Harry A. Hoyen_______________________________